EXHIBIT 99.1

Social Reality Reports 492% Year-Over-Year Revenue Growth for Full Year 2015

-Company Beats Full Year 2015 Guidance of $30M Revenue

-Achieves Positive Operating Income of $1.1M and Significant Gross Margin Improvement

- Company Achieves Positive Adjusted EBITDA of $2.9M for the Year

LOS ANGELES - March 16, 2016 - Social Reality, Inc. (OTCQB: SCRI), an Internet advertising and platform technology company that provides tools to automate and maximize the digital advertising market, announced its financial results for the fourth quarter and full year 2015. Revenue for the quarter ended December 31, 2015 was $8,121,070, an increase of 124% over the fourth quarter of 2014. Revenue for the full year 2015 was $30,294,165, an increase of 492% compared to $5,120,343 for the full year of 2014.

“We ended 2015 achieving several important milestones that has made us even more competitive in the massive $200 billion digital advertising market. During the quarter we surpassed our year end target revenue guidance of $30 million, significantly improved our operational performance, and demonstrated fantastic progress with our SRAX MD platform,” said Christopher Miglino, Social Reality's CEO and Chairman. “We remain committed to providing the most effective tools for brand advertisers to maximize their media planning, buying and measurement through our suite of proprietary products. Our focus for 2016 will be on the development and execution of our specialty platforms directed at specific verticals to further differentiate Social Reality’s services and to generate value for our new and existing brand advertising clients as well as our stockholders.”

Fourth Quarter and Full Year 2015 Highlights

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Revenue of $8,121,070 for the fourth quarter of 2015, represents a 124% increase over the fourth quarter 2014

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$1,071,032 in Adjusted EBITDA for the fourth quarter 2015

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Operating income of $490,491 for the fourth quarter 2015 vs. a loss of $(1,251,279) for the fourth quarter of 2014

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Revenue of $30,294,165 for the full year 2015, represents a 492% increase over the full year 2014

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$2.938 million in positive Adjusted EBITDA for the full year 2015

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Operating income of $1,052,036 for the full year 2015 vs. a loss of $(3,738,216) for the full year 2014

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Gross margins were 52% for the full year 2015 as compared to 45% for the full year 2014

Fourth Quarter and Recent Operational Highlights

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Appointment of Rodney J. Dillman to Board of Directors to deepen the Company’s corporate and capital markets expertise and help prepare for uplisting to a major exchange

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Launched a next-generation medical programmatic digital ad platform

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Launched the SRAX APP product for large influencers

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Attended financial investor conferences to increase Social Reality’s visibility with the investment community

Fourth Quarter and Full Year 2015 Financial Summary

Revenue for the three months ended December 31, 2015, totaled $8,121,070 compared to $3,626,588 reported for the three months ended December 31, 2014. Revenue for the full year 2015 was $30,294,165, an increase of 492% compared to $5,120,343 for the full year of 2014. Gross profit increased to $4,410,769 for the three months ended December 31, 2015, compared to $1,900,976 for the same period of 2014. Gross profit increased to $15,886,802 for the full year 2015, compared to $2,328,395 for the full year 2014.

The company reported a net loss of $(426,499) for the three months ended December 31, 2015, compared to a net loss of $(1,925,891) for the corresponding period of 2014. The company reported a net loss of $(2,723,909) for the full year of 2015, a significant improvement when compared to a net loss of $(4,411,563) for the full year of 2014. The improvement in net loss was attributed to the growth of revenue from the Company’s SRAX platform clients. For the year ended December 31, 2015, net loss was $(0.10) per diluted share, compared to a net loss of $(0.20) per diluted share for the year ended December 31, 2014.

Adjusted EBITDA was $1.071 million for the quarter ended December 31, 2015, compared to $(119,000) in the same period of 2014. For the full year of 2015, Adjusted EBITDA was $2.938 million compared to $(1.866 million) for the full year of 2014.  As shown in the following table, Reconciliation of Adjusted EBITDA to GAAP, the differences between net (loss) and Adjusted EBITDA are primarily composed of non-cash stock-based compensation, amortization, depreciation and interest expenses.

Cash and cash equivalents totaled $1,091,186 on December 31, 2015. Current assets and total assets were $8,493,010 and $28,526,646, respectively, while current liabilities and total liabilities were $16,616,819 and $24,650,717 respectively. As of December 31, 2015, the company had stockholders' equity of $3,875,929.

Conference call information:

Date:  Tuesday, March 22, 2016

Time:  4:15 P.M. Eastern Time (ET)

Dial in Number for U.S. & Canadian Callers: (877) 407-8293

Dial in Number for International Callers (Outside of the U.S. & Canada): (201) 689-8349

Participating on the call will be Social Reality’s Chief Executive Officer Christopher Miglino who will be providing a financial and operational summary of the fourth quarter and year ended December 31, 2015. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on March 22, 2016 at approximately 10:30 P.M. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 13632963.

About Social Reality

Social Reality, Inc. is an Internet advertising company that provides tools to automate the digital advertising market. The company has built technologies and leveraged partner technologies that service social media and the Real Time Bidding (RTB) markets. For more information, please visit www.socialreality.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are based on current expectations and involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict, including, without limitation: our ability to grow our revenues and manage our gross margins; our history of losses; our limited operating history; the terms of our financing agreement with Victory Park Management, LLC as agent for the lenders; the impact of our debt obligations on our liquidity and financial conditions; the impact of the earn out payments to Mr. Steel; our possible need for additional financing; risks associated with loss of access to the Facebook platform; risks associated with loss of access to RTB inventory buyers; the continued appeal of digital advertising; our dependence on our publishers; risks related to possible future acquisitions; the limited market for our Class A common stock; and the impact of penny stock rules on the trading in our Class A common stock, among others, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission, and our other filings with the SEC. Except for our ongoing obligations to disclose material information under the Federal securities laws, Social Reality undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this report, and you should not rely on these statements.

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2015 AND 2014

	Years ended December 31,
	2015	2014

Revenues	$30,294,165	$5,120,343
Cost of revenue	14,407,363	2,791,948

Gross profit	15,886,802	2,328,395

Operating expense	14,834,766	6,066,611

Income (loss) from operations	1,052,036	(3,738,216)

Interest expense	(3,775,945)	(673,347)

Loss before provision for income taxes	(2,723,909)	(4,411,563)

Provision for income taxes	—	—

Net loss	$(2,723,909)	$(4,411,563)

Net loss per share, basic and diluted	$(0.10)	$(0.20)

Weighted average shares outstanding	27,073,550	21,808,515

SOCIAL REALITY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2015	2014
Assets

Current assets:
Cash and cash equivalents	$1,091,186	$1,843,393
Accounts receivable, net	7,056,298	3,874,620
Prepaid expenses	309,436	222,532
Other current assets	36,090	7,352
Total current assets	8,493,010	5,947,897

Property and equipment, net	43,936	27,602

Goodwill	16,314,957	16,312,911
Intangible assets, net	1,611,744	2,006,000
Deferred debt issue costs	1,654,773	2,907,736
Prepaid stock based compensation	373,567	1,008,019
Other assets	34,659	4,804

Total assets	$28,526,646	$28,214,969

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$5,138,807	$2,882,120
Note payable - related party	—	2,500,000
Notes payable, current portion	2,455,000	1,350,000
Unearned revenue	1,295	25,295
Contingent consideration payable to related party - current portion	7,585,435	3,586,722
Put liability	1,436,282	—
Total current liabilities	16,616,819	10,344,137

Notes payable	8,033,898	7,713,014
Contingent consideration payable to related party - long term	—	3,145,401
Put liability	—	1,260,010

Total liabilities	24,650,717	22,462,562

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value,
Undesignated, 49,800,000 shares, no shares issued and outstanding
Series 1 Preferred stock, authorized 200,000 shares, no shares and 86,000 shares issued and outstanding, respectively	—	86
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 28,110,229 and 29,416,612 shares issued at December 31, 2015 and 2014, respectively, and 28,110,229 and 27,029,749 shares outstanding at December 31, 2015 and 2014, respectively	28,110	27,030
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued and outstanding	—	—
Additional paid in capital	13,989,590	13,143,153
Accumulated deficit	(10,141,771)	(7,417,862)

Total stockholders' equity	3,875,929	5,752,407

Total liabilities and stockholders' equity	$28,526,646	$28,214,969

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2015 AND 2014

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(2,723,909)	$(4,411,563)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Amortization of stock based prepaid fees	634,452	654,055
Stock based compensation	840,512	1,203,534
Amortization of debt issue costs	1,252,963	256,616
PIK interest expense accrued to principal	390,462	63,014
Accretion of contingent consideration	853,312	148,081
Accretion of put liability	176,272	27,716
Bad debts	86,946	26,488
Depreciation and amortization	411,538	14,829
Changes in operating assets and liabilities:
Accounts receivable	(3,287,624)	(1,196,572)
Prepaid expenses	(86,904)	(170,902)
Other current assets	(28,738)	17,514
Other assets	(10,855)	(804)
Accounts payable and accrued expenses	2,254,639	861,148
Unearned revenue	(24,000)	25,295
Cash provided (used) by operating activities	739,066	(2,481,551)

Cash flows from investing activities:
Cash paid for acquisition	—	(2,000,000)
Cash acquired in acquisition	—	32,038
Purchase of equipment	(33,616)	(6,856)
Cash used by investing activities	(33,616)	(1,974,818)

Cash flows from financing activities:
Sale of common stock	—	3,950,747
Cost of common stock sale	—	(16,291)
Proceeds from warrant offering	6,921	2,100
Proceeds from note payable	2,900,000	1,227,601
Repayments of note payable	(4,364,578)	—
Debt issue costs	—	(579,659)
Cash (used) provided by financing activities	(1,457,657)	4,584,498

Net (decrease) increase in cash	(752,207)	128,129
Cash, beginning of period	1,843,393	1,715,264
Cash, end of period	$1,091,186	$1,843,393

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$1,133,847	$157,792
Cash paid for income taxes	$—	$—

Non-cash financial activities:
Fees and costs deducted from proceeds of debt	$—	$1,352,399
Warrant put liability in conjunction with notes payable	$—	$1,232,294
Net assets and liabilities recognized with the acquisition of Steel media	$—	$17,562,911
Issuance of stock for the acquisition of Five Delta, Inc.	$—	$756,000
Common stock issued for preferred stock conversion and vesting grants	$988	$529
Accounts payable paid directly through escrow	$—	$98,595
Steel Media partial purchase consideration paid directly through escrow	$—	$7,500,000

Use of Non-GAAP Measure - Adjusted EBITDA

Social Reality's management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as net income before income taxes, depreciation and amortization expenses, plus stock-based compensation and interest expense. Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of Adjusted EBITDA to GAAP

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited, in thousands)	2015	2014	2015	2014
Net income (loss)	$(427)	$(1,926)	$(2,724)	$(4,412)
plus:
Equity based compensation	373	1,127	1,475	1,858
Adjusted net income (loss)	$(54)	$(799)	$(1,249)	(2,554)
Interest expense	917	675	3,776	673
Depreciation of property, plant and equipment	207	5	411	15
Adjusted EBITDA	$1,070	$(119)	$2,938	$(1,866)

Contact:

Robert Haag
Managing Director
IRTH Communications
SCRI@irthcommunications.com
866.976.4784